Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Spectral IP, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common stock, $0.001 par value per share(3)(4)	Rule 457(o)				$17,250,000.00	0.0001531	$2,640.98
	Equity	Common stock, $0.001 par value per share(5)	Rule 457(o)	26,788,005	(1)(2)	$4.00	$107,152,020.00	0.0001531	$16,404.97
	Equity	Representative’s Warrants to Purchase Shares of Common Stock, par value $0.001 per share(6)(7)	Rule 457(g)
	Equity	Common stock, $0.001 par value per share(7)	Rule 457(o)	172,500		$4.80	$828,000.00	0.0001531	$126.77
	Total Offering Amounts						$125,230,020		$19,172.72
	Total Fees Previously Paid								$1,760.65
	Total Fee Offsets								—
	Net Fee Due								$17,412.07

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.
(4)	Includes shares of common stock that may be issued upon exercise of a 45-day option granted to the underwriters in this offering to cover over-allotments, if any.
(5)	Consists of up to 26,788,005 shares of Common Stock offered for resale by the selling shareholders named in the resale prospectus.
(6)	No fee required pursuant to Rule 457(g).
(7)	We have agreed to issue to the representative of the underwriters warrants (the “Representative’s Warrants”) to purchase up to 4.0% of the shares of common stock sold in this offering at 120% of the public offering price per share